Energy Transfer Partners Announces Pricing of $1.5 Billion of Senior Notes

DALLAS -- January 11, 2017 -- Energy Transfer Partners, L.P. (NYSE: ETP) today announced the pricing of $600 million aggregate principal amount of its 4.20% senior notes due 2027 and $900 million aggregate principal amount of its 5.30% senior notes due 2047, at a price to the public of 99.786% and 99.483%, respectively, of their face value.

The sale of the senior notes is expected to settle on January 17, 2017, subject to customary closing conditions. ETP intends to use the net proceeds of approximately $1.48 billion from this offering to refinance current maturities and to repay borrowings outstanding under ETP’s revolving credit facility. Merrill Lynch, Pierce, Fenner & Smith Incorporated, MUFG Securities Americas Inc. and TD Securities (USA) LLC are acting as joint book-runners for the offering.

The offering of the senior notes is being made pursuant to an effective shelf registration statement and prospectus filed by ETP with the Securities and Exchange Commission (“SEC”). The offering of the senior notes may be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended, copies of which may be obtained from the following addresses:

Merrill Lynch, Pierce, Fenner & Smith Incorporated
200 North College Street
NC1-004-03-43
Charlotte NC 28255-0001
Attention: Prospectus Department
Toll-free: 1-800-294-1322
E-mail: dg.prospectus_requests@baml.com

MUFG Securities Americas Inc.
1221 Avenue of the Americas, 6th Floor

New York, New York 10020 Attn: Capital Markets Group Phone: 1 (877) 649-6848 Fax: (646) 434-3455

TD Securities USA LLC 31 West 52nd Street, 2nd Floor New York, New York 10019
Attn: Investment Grade Debt Capital Markets Phone: 1 (855) 495-9846
Fax: (212) 827-7284

You may also obtain these documents for free when they are available by visiting EDGAR on the SEC web site at www.sec.gov.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
About Energy Transfer Partners
Energy Transfer Partners, L.P. (NYSE: ETP) a master limited partnership that owns and operates one of the largest and most diversified portfolios of energy assets in the United States. ETP’s subsidiaries include Panhandle Eastern Pipe Line Company, LP (the successor of Southern Union Company) and Lone Star NGL LLC, which owns and operates natural gas liquids storage, fractionation and transportation assets. In total, ETP currently owns and operates more than 62,500 miles of natural gas and natural gas liquids pipelines. ETP also owns the general partner, 100% of the incentive distribution rights, and approximately 67.1 million common units of Sunoco Logistics Partners L.P. (NYSE: SXL), which operates a geographically diverse portfolio of pipelines, terminalling and acquisition and marketing assets. ETP recently acquired the general partner, 100% of the incentive distribution rights, and an approximate 65% limited partnership interest in PennTex Midstream Partners, LP (Nasdaq: PTXP), which is a growth-oriented master limited partnership that provides natural gas gathering and processing and residue gas and natural gas liquids transportation services to producers in northern Louisiana. ETP’s general partner is owned by Energy Transfer Equity, L.P. (NYSE: ETE).
Statements about the offering may be forward-looking statements. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “intends,” “projects,” “plans,” “expects,” “continues,” “estimates,” “goals,” “forecasts,” “may,” “will” and other similar expressions. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of ETP, and a variety of risks that could cause results to differ materially from those expected by management of ETP. Important information about issues that could cause actual results to differ materially from those expected by management of ETP can be found in ETP’s public periodic filings with the SEC, including its Annual Report on Form 10-K. ETP undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Contacts:
Investor Relations:
Energy Transfer
Brent Ratliff or Lyndsay Hannah, 214-981-0795
or
Media Relations:
Granado Communications Group
Vicki Granado, 214-599-8785
Cell: 214-498-9272